EXHIBIT 5-B

              AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                      ASTRA INSTITUTIONAL SECURITIES TRUST
                (formerly Pilgrim Institutional Securities Trust)

                                       AND

                            ASTRA MANAGEMENT COMPANY
                    (formerly Pilgrim Management Corporation)

     The Investment Management Agreement dated September 30, 1991 between Pilgrim Institutional Securities Trust and Pilgrim Management Corporation (the "Agreement") is hereby amended to change all references to "Pilgrim" to "Astra," including the names of the signatories to Astra Institutional Securities Trust and Astra Management Company, respectively, effective April 10, 1995.

                                       ASTRA INSTITUTIONAL SECURITIES TRUST

                                       By: _____________________________________
                                           Palomba Weingarten, President

ATTEST:

________________________________



                                       ASTRA MANAGEMENT COMPANY

                                       By: _____________________________________

ATTEST:

________________________________